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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTIONS 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of Earliest Event Reported): April 16, 1997



                                EVOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                   0-27788                  22-3420712
       (State of            (Commission File Number)      (I.R.S. Employer
     Incorporation)                                       Identification No.)


                266 Harristown Road, Glen Rock, New Jersey 07452
              (Address of principal executive offices and zip code)


                                (201) 493 - 9595
              (Registrant's telephone number, including area code)






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Item 5. Other Events

The Company's secured lender, Heller Financial, Inc.("Heller'), has foreclosed on substantially all of the assets of the Company's apparel subsidiaries in view of a default of approximately $2.8 million in connection with outstanding obligations to Heller. Effective, June 6, 1997, the subsidiaries have filed for protection under Chapter 11 of the Bankruptcy Code.


Item 6. Resignations of Registrant's Directors

         On April 16, May 1, May 1 and May 12, 1997, Messrs. Mark Mastroianni, Paul Litwinczuk, David Katz, and Robert O'Brien, respectively, resigned as members of the Company's Board of Directors. The only remaining member of the Board is Michael Nafash, President and Chief Executive Officer. None of the resignations involved any disagreement with the Company on any matter relative to the Company's operations, policies or practices. The Company is seeking to fill the vacancies.








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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     EVOLUTIONS, INC.


                                            By: /s/ Michael Nafash
                                               -------------------
                                                    Michael Nafash, President


Date: June 10, 1997






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